Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2013 RESULTS

•	Occupancy of 92.9%, Up 170 Basis Points from 3Q13, 300 Basis Points from 4Q12

•	Same Store NOI Grew 3.5%, Retained 87.2% of Tenants in 4Q13

•	Increased First Quarter 2014 Dividend 20.6% to $0.1025 Per Share

•	Invested $26.3 Million in a 627,000 SF 100% Leased Distribution Center in the Chicago Market in 4Q13; Acquired a $13.4 Million, 252,000 SF Bulk Warehouse in Minneapolis in 1Q14

•	Completed $75.8 Million of Asset Sales in 4Q13, $144.6 Million for 2013

•	Closed New $200 Million 7-Year Unsecured Term Loan in 1Q14, Swaps Used to Convert to Initial Effective Fixed Rate of 4.04%

•	Retiring All $50 Million of Series F Cumulative Redeemable Preferred Stock and All $25 Million of Series G Cumulative Redeemable Preferred Stock in 1Q14

•	Received Investment Grade Rating for Unsecured Notes from S&P in 1Q14

CHICAGO, February 25, 2014 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2013. Diluted net income available to common stockholders per share (EPS) was $0.18 in the fourth quarter, compared to $(0.09) a year ago. Full year 2013 diluted net income available to common stockholders was $0.24 per share, compared to $(0.24) per share in 2012.

First Industrial’s fourth quarter FFO was $0.27 per share/unit on a diluted basis, compared to $0.18 per share/unit a year ago. Fourth quarter 2013 results included approximately a $0.01 per share/unit net impact related to acquisition costs, loss from retirement of debt, and NAREIT-compliant gains.

Full year 2013 FFO was $0.98 per share/unit on a diluted basis versus $0.88 per share/unit in 2012. FFO results for the full year 2013 include a $0.06 loss on retirement of debt, a $0.05 loss related to the redemption of both the Company’s 7.25% Series J and Series K Cumulative Redeemable Preferred Stock, and $0.01 per share of NAREIT-compliant gains.

“The First Industrial team delivered strong gains in occupancy in the fourth quarter, as we work to capture the cash flow opportunities within our portfolio,” said Bruce W. Duncan, First Industrial’s president and CEO. “The industrial market continues to enjoy positive net absorption and improving market rents as businesses demand additional space to support their growth initiatives, while new supply remains below long-term historical levels.”

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Portfolio Performance – Fourth Quarter 2013

•	In-service occupancy was 92.9% at the end of the fourth quarter, compared to 91.2% at the end of the third quarter of 2013, and 89.9% at the end of the fourth quarter of 2012. The impact of sales accounted for 36 basis points of the 170 basis point increase from the end of the third quarter 2013.

•	Tenants were retained in 87.2% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 3.5%. Including lease termination fees, same property NOI decreased 1.1% reflecting a large termination fee in the year ago quarter.

•	Rental rates decreased 4.7% on a cash basis and increased 2.8% on a GAAP basis; leasing costs were $2.43 per square foot.

Common Stock Dividend Increased

The board of directors declared a common dividend of $0.1025 per share/unit for the quarter ending March 31, 2014 payable on April 21, 2014 to stockholders of record on March 31, 2014. The new dividend rate represents a 20.6% increase from the prior rate of $0.085 per share.

“We are pleased to increase the dividend reflecting our planned growth in cash flow, while maintaining a conservative payout ratio to enable us to retain capital for new investments or other business needs,” added Mr. Duncan.

Investment and Disposition Activities

In the fourth quarter, the Company:

•	Acquired a 627,000 square-foot 100% leased distribution center in the Southeast Wisconsin submarket of Chicago for $26.3 million.

•	Sold 48 properties comprising 1.4 million square feet and two land parcels for a total of $75.8 million.

For the full year 2013, the Company:

•	Completed three developments totaling 1.5 million square feet with an estimated total investment of $107.3 million.

•	Acquired two bulk distribution properties totaling 1.1 million square feet and three development sites for a total of $72.8 million.

•	Completed the sale of 67 properties totaling approximately 3.0 million square feet and six land parcels for a total of $144.6 million.

In the first quarter of 2014 to date, the Company:

•	Acquired a 100% leased 252,000 square-foot bulk warehouse in Minneapolis for $13.4 million.

•	Sold one 28,000 square-foot facility in Detroit for $1.3 million.

“We enhanced our portfolio through select investments in 2013, and we finished the year with a strong fourth quarter of nearly $76 million of targeted asset sales,” said Johannson Yap, chief investment officer. “Active portfolio management is a core element of our strategy, as we use our platform to pursue investments that can deliver long-term cash flow growth while realizing value from our disciplined sales process.”

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Capital Market Activities and Financial Position

In the fourth quarter, the Company:

•	Retired $32.0 million of mortgages at a weighted average interest rate of 6.5%.

In the first quarter to date, the Company:

•	Closed on a $200 million 7-year unsecured term loan with interest only payments and an initial interest rate of LIBOR plus 175 basis points. The Company used swaps to convert the LIBOR rate to an initial effective fixed interest rate of 4.04%.

•	Announced the redemption of all $50 million of its outstanding Series F Flexible Cumulative Redeemable Preferred Stock and all $25 million of its outstanding Series G Flexible Cumulative Redeemable Preferred Stock.

•	Received an investment grade rating of BBB- on its unsecured notes from Standard & Poor’s.

“We have been focused on enhancing our capital position and lowering capital costs through the retirement of higher cost debt and preferred stock,” said Scott Musil, chief financial officer. “With our new $200 million unsecured term loan, we have locked in some additional low-cost long-term capital. We were pleased to return to investment grade on our unsecured notes with Standard & Poor’s, which is reflective of our strengthened balance sheet, financial flexibility, and cash flow profile.”

Outlook for 2014

Mr. Duncan stated, “We expect to grow FFO and overall cash flow in 2014 as we increase year-over-year occupancy in our portfolio by capturing demand driven by economic growth and realize rental rate escalations within our existing leases.”

	Low End of	High End of
	Guidance for 2014	Guidance for 2014
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	0.10	0.20
Add: Real Estate Depreciation/Amortization	1.02	1.02

FFO (NAREIT Definition)	$1.12	$1.22

Add: Loss from Retirement of Debt Related to Planned Early Mortgage Payoffs and Loss from Redemption of Preferred Stock Less a One-Time Restoration Fee	(0.01)	(0.01)

FFO Before Loss from Retirement of Debt and Preferred Stock and One-Time Restoration Fee	$1.11	$1.21

The following assumptions were used:

•	Average quarter-end in-service occupancy of 92.5% to 93.5%.

•	Guidance includes a one-time restoration fee of approximately $0.02 per share.

•	Same-store NOI on a cash basis of positive 3% to 5% for the full year, excluding the aforementioned one-time restoration fee.

•	JV FFO of approximately $0.4 million, which includes the impact of two properties sold in 1Q14.

•	General and administrative expense of approximately $23 million to $24 million.

•	Guidance reflects the impact of the redemptions of both the Series F and Series G Cumulative Redeemable Preferred Stock.

•	Guidance reflects the payoff of approximately $44 million of secured debt with a weighted average interest rate of 6.8%.

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•	Guidance includes the incremental costs related to the Company’s three developments in process and planned development starts in Dallas and Houston in 2014. In total, the Company expects to capitalize $0.01 per share of interest related to these projects in 2014.

•	Guidance includes the impact of the 100% leased Minneapolis acquisition completed in the first quarter.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any other future property sales or investments,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 66.3 million square feet of industrial space as of December 31, 2013. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international,

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regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Wednesday, February 26, 2014 at 11:00 a.m. EST (10:00 a.m. CST). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter supplemental information can be viewed at www.firstindustrial.com under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Statement of Operations and Other Data:
Total Revenues	$84,136	$81,220	$328,226	$314,325
Property Expenses	(28,096)	(26,542)	(107,390)	(99,907)
General & Administrative	(6,151)	(8,689)	(23,152)	(25,103)
Impairment of Real Estate	—	—	(1,047)	192
Depreciation of Corporate FF&E	(109)	(241)	(618)	(1,077)
Depreciation and Other Amortization of Real Estate	(28,535)	(27,655)	(110,413)	(113,598)

Total Expenses	(62,891)	(63,127)	(242,620)	(239,493)
Interest Income	600	613	2,354	2,874
Interest Expense	(18,167)	(19,514)	(73,558)	(83,506)
Amortization of Deferred Financing Costs	(757)	(867)	(3,225)	(3,460)
Mark-to-Market Gain (Loss) on Interest Rate Protection Agreements	—	6	52	(328)
Loss from Retirement of Debt	(389)	(3,038)	(6,637)	(9,684)

Income (Loss) from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Benefit (Provision)	2,532	(4,707)	4,592	(19,272)
Equity in Income of Joint Ventures (a)	17	1,403	136	1,559
Gain on Change in Control of Interests	—	—	—	776
Income Tax Benefit (Provision)	217	(264)	213	(5,522)

Income (Loss) from Continuing Operations	2,766	(3,568)	4,941	(22,459)
Discontinued Operations:
Income Attributable to Discontinued Operations	629	504	1,253	3,498
Gain on Sale of Real Estate	18,694	660	34,344	12,665

Income from Discontinued Operations	19,323	1,164	35,597	16,163
Income (Loss) Before Gain on Sale of Real Estate	22,089	(2,404)	40,538	(6,296)
Gain on Sale of Real Estate	547	—	1,100	3,777
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(210)	—	(210)	—

Net Income (Loss)	22,426	(2,404)	41,428	(2,519)
Net (Income) Loss Attributable to the Noncontrolling Interest	(877)	433	(1,121)	1,201

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	21,549	(1,971)	40,307	(1,318)
Preferred Dividends	(1,227)	(4,662)	(8,733)	(18,947)
Redemption of Preferred Stock	—	(1,804)	(5,667)	(1,804)

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$20,322	$(8,437)	$25,907	$(22,069)

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$20,322	$(8,437)	$25,907	$(22,069)
Depreciation and Other Amortization of Real Estate	28,535	27,655	110,413	113,598
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	427	1,548	3,647	7,834
Impairment of Depreciated Real Estate	—	—	1,047	(192)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	1,605	1,438
Noncontrolling Interest	877	(433)	1,121	(1,201)
Equity in Depreciation and Other Amortization of Joint Ventures (a)	49	(275)	273	(20)
Gain on Change in Control of Interests	—	—	—	(776)
Non-NAREIT Compliant Gain (b)	(18,694)	(660)	(34,344)	(12,665)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(845)	(111)	(902)

Funds From Operations (NAREIT) (“FFO”) (b)	$31,516	$18,553	$109,558	$85,045
Loss from Retirement of Debt	389	3,038	6,637	9,684
Restricted Stock/Unit Amortization	1,766	4,852	6,202	8,559
Amortization of Debt Discounts / (Premiums) and Hedge Costs	1,013	940	3,941	3,669
Amortization of Deferred Financing Costs	757	867	3,225	3,460
Depreciation of Corporate FF&E	109	241	618	1,077
Redemption of Preferred Stock	—	1,804	5,667	1,804
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	—	(6)	(52)	328
NAREIT Compliant Economic Gain (b)	(547)	—	(1,100)	(3,777)
Non-Incremental Capital Expenditures	(15,376)	(17,318)	(52,101)	(51,168)
Capitalized Interest and Overhead	(570)	(904)	(3,803)	(2,204)
Straight-Line Rent and Amortization of Above (Below) Market Leases and Lease Inducements	(1,164)	(978)	(4,444)	(3,071)

Adjusted Funds From Operations (“AFFO”) (b)	$17,893	$11,089	$74,348	$53,406

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$20,322	$(8,437)	$25,907	$(22,069)
Interest Expense	18,167	19,514	73,558	83,506
Depreciation and Other Amortization of Real Estate	28,535	27,655	110,413	113,598
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	427	1,548	3,647	7,834
Impairment of Depreciated Real Estate	—	—	1,047	(192)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	—	1,605	1,438
Preferred Dividends	1,227	4,662	8,733	18,947
Redemption of Preferred Stock	—	1,804	5,667	1,804
Income Tax (Benefit) Provision	(7)	264	(3)	5,522
Noncontrolling Interest	877	(433)	1,121	(1,201)
Loss from Retirement of Debt	389	3,038	6,637	9,684
Amortization of Deferred Financing Costs	757	867	3,225	3,460
Depreciation of Corporate FF&E	109	241	618	1,077
Equity in Depreciation and Other Amortization of Joint Ventures (a)	49	(275)	273	(20)
Gain on Change in Control of Interests	—	—	—	(776)
NAREIT Compliant Economic Gain (b)	(547)	—	(1,100)	(3,777)
Non-NAREIT Compliant Gain (b)	(18,694)	(660)	(34,344)	(12,665)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	(845)	(111)	(902)

EBITDA (b)	$51,611	$48,943	$206,893	$205,268
General and Administrative	5,820	8,689	22,821	25,063
Acquisition Costs	331	—	331	40
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	—	(6)	(52)	328
FFO of Joint Ventures (b)	(117)	(360)	(529)	(1,153)

Net Operating Income (“NOI”) (b)	$57,645	$57,266	$229,464	$229,546

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$547	$—	$1,100	$3,777
Gain on Sale of Real Estate included in Discontinued Operations	18,694	660	34,344	12,665
Non-NAREIT Compliant Gain (b)	(18,694)	(660)	(34,344)	(12,665)

NAREIT Compliant Economic Gain (b)	$547	$—	$1,100	$3,777

Weighted Avg. Number of Shares/Units Outstanding—Basic (c)	114,089	102,599	111,646	96,509
Weighted Avg. Number of Shares Outstanding—Basic (c)	109,490	97,738	106,995	91,468
Weighted Avg. Number of Shares/Units Outstanding—Diluted (c)	114,574	102,599	111,646	96,509
Weighted Avg. Number of Shares Outstanding—Diluted (c)	109,975	97,738	106,995	91,468
Per Share/Unit Data:
FFO (NAREIT)	$31,516	$18,553	$109,558	$85,045
Less: Allocation to Participating Securities	(135)	—	(457)	—

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$31,381	$18,553	$109,101	$85,045
Basic Per Share/Unit (c)	$0.28	$0.18	$0.98	$0.88
Diluted Per Share/Unit (c)	$0.27	$0.18	$0.98	$0.88
Income (Loss) from Continuing Operations, including Gain on Sale of Real Estate, Net	$3,103	$(3,568)	$5,831	$(18,682)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	(80)	487	356	2,038
Less: Preferred Dividends	(1,227)	(4,662)	(8,733)	(18,947)
Less: Redemption of Preferred Stock	—	(1,804)	(5,667)	(1,804)
Less: Allocation to Participating Securities	(8)	—	—	—

Income (Loss) from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$1,788	$(9,547)	$(8,213)	$(37,395)
Basic/Diluted Per Share (c)	$0.01	$(0.10)	$(0.08)	$(0.41)
Net Income (Loss) Available	$20,322	$(8,437)	$25,907	$(22,069)
Less: Allocation to Participating Securities	(90)	—	(162)	—

Net Income (Loss) Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$20,232	$(8,437)	$25,745	$(22,069)
Basic/Diluted Per Share (c)	$0.18	$(0.09)	$0.24	$(0.24)
Common Dividends/Distributions	$0.085	N/A	$0.340	N/A
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,119,547	$3,121,448
Real Estate and Other Assets Held For Sale, Net	—	6,765
Total Assets	2,597,510	2,608,842
Debt	1,296,806	1,335,766
Total Liabilities	1,426,291	1,463,189
Total Equity	$1,171,219	$1,145,653

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus or minus impairment of depreciated real estate, minus or plus non-NAREIT compliant gain (loss). Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant economic gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses and acquisition costs. EBITDA includes EBITDA from discontinued operations.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus preferred stock dividends, minus straight-line rental income and amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2013, include all properties owned prior to January 1, 2012 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2012 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended December 31, 2013 and December 31, 2012, NOI was $57,645 and $57,266, respectively; NOI of properties not in the Same Store Pool was $991 and $481, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $731 and $244, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of awards that have forfeitable rights to dividends or dividend equivalents (restricted units and LTIP Unit Awards) would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in calculating per share amounts for items included on the Statement of Operations, including FFO and AFFO.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (restricted stock) (“participating securities”) to be included in the two class method of the computation of EPS. Under the two class method, participating security holders are allocated income, in proportion to total weighted average shares outstanding, based upon the greater of net income (after reduction for preferred dividends and redemption of preferred stock) or common dividends declared. Since participating security holders are not obligated to share in losses and no common dividends were declared during the three and twelve months ended December 31, 2012, there was no allocation of income to participating security holders. The Company conforms the calculation of FFO and AFFO with the calculation of EPS during periods in which common dividends are declared.